Exhibit 10.1

                       Asset Sale and Purchase Agreement

PARTIES

1  Seller       GSE Systems UK Limited  (company no.  3743574) whose  registered office is at Tanners Yard, Hexham, Northumberland NE46 3NL

2  Guarantors   GSE Systems Inc. and GSE Process  Solutions  Inc.,  corporations incorporated in Delaware, USA whose registered offices are at 1209 Orange Street, Wilmington, Delaware 19801, USA

3  Buyer        Avantium  Technologies  UK Limited  (company no.  4114789) whose registered  office is at Adelaide House,  London Bridge,  London
                EC4R 9HA

4 Avantium      Avantium  International  BV,  a  company  incorporated  in  the
  International Netherlands   whose   principal   place   of   business   is  at
                Zekeringstraat 29, 1014 BV, PO Box 2915, 1000 CX, Amsterdam, The
                Netherlands



OPERATIVE PROVISIONS

1 Definitions and interpretation

1.1 In this agreement the following definitions apply:

      Agreed Form       a form  agreed  between the  parties,  a copy of which
                        has been initialled for the purpose of identification by or on behalf of the parties;

      Assets the assets and rights to be purchased by the Buyer under clause 2.1;

      BatchCAD Limited  BatchCAD   Limited   (company   no.   2195070)   whose
                        registered office is at Tanners Yard, Gilesgate, Hexham, Northumberland NE46 3NL;

      Business the business of software development activity for the products BatchCad and BatchWizard, the use of simulation and process monitoring technology and the provision of consulting associated with reaction kinetics, equipment design, process analysis and scale-up;

      Business Day      a day (other  than a Saturday  or Sunday) on which the
                        clearing banks in the City of London are open for business;

      Completion        completion   of  the   purchase   of  the   Assets  in
                        accordance with clause 4;

      Contracts         the contracts of the Seller at the  Effective  Date in
                        relation to the Business  together  with the contracts
                        for the  supply  of goods and  services  to and by the
                        Business  ordered or entered into in the normal course
                        of  business on or prior to the  Effective  Date where
                        the goods have not been  delivered or the contract has
                        not been fully  performed by the Effective  Date,  but
                        excluding  contracts with Employees and the Properties
                        (which   are  dealt  with  in  the   Properties   Sale
                         Agreement);

      Effective Date    the close of business on 31 January 2001;

      Employees          means the  persons  employed  by Seller who are listed
                         in schedule 1 attached;

     Indebtedness        all sums owed by the Seller at the Effective  Date, in
                         connection with the Business, to, or in respect of, creditors and accrued charges;

     Intellectual        all  copyright  and rights in the nature of copyright,
     Property Rights     design rights, patents, trade marks,  applications for
                         any of the foregoing, moral rights,
                         know-how, confidential information or any other registered or unregistered intellectual property rights in the United Kingdom or any other part of the world;

     Losses             includes  liabilities,  costs,  actions,  proceedings,
                         claims and demands;

     Plant and Equipment  the plant, machinery, vehicles and other chattels (other than Stock) on the Properties or otherwise owned by the Seller at the Effective Date for the purpose of the Business as listed in schedule 2, including items which, although subject to reservation of title by vendors pending payment of the relevant purchase price, are under the control of the Seller;

     Properties          those   properties   listed  in  the  Properties  Sale
                         Agreement;

     Properties Sale     the sale  agreement in respect of the  Properties,  in
       Agreement         the Agreed Form;

     Regulations         the   Transfer   of   Undertakings    (Protection   of
                         Employment) Regulations 1981 (as amended);

     Retained Liabilities     as defined in clause 6.1;

     Senior Employee      a person who is or was engaged or
                          employed as an employee, director or consultant in a capacity in which he obtained confidential information about the Business and in which he received a fee or salary at the rate of not less than 30,000 pounds per annum;

      SIGLE Assets        any and all assets (including the
                          Intellectual Property Rights in those assets) relating to a feasibility study known as Project
                          SIGLE, undertaken by BatchCAD Limited, including but not limited to any documents, software or results of  experiments produced by BatchCAD Limited
                          relating to Project SIGLE;

       Stock the stock, including raw materials, work in progress, finished goods and goods for resale owned by the Seller at the Effective Date, for the purposes of or in connection with the Business, including items which, although subject to reservation of title by vendors pending payment of the relevant purchase price, are under the control of the Seller;

        Subsidiary       has  the  meaning  set  out  in  section  258  of  the
           Undertaking   Companies Act 1985;

        VAT              UK value added tax;

        VATA             Value Added Tax Act 1994; and

        Warranties        the representations,  warranties,
                          undertakings and obligations of the Seller contained in clause 8 and schedule 3.

1.2 A reference to a statutory provision includes a reference to:

1.2.1 a statutory amendment, consolidation or re-enactment made before the date of this agreement;

1.2.2 statutory instruments or subordinate legislation or orders made under the statutory provision before the date of this agreement; and

1.2.3 statutory provisions of which the statutory provision is an amendment, consolidation or re-enactment; but does not include a substituted provision.

1.3 References to a statutory provision applying in England and Wales shall, where the context requires, be replaced by references to the nearest corresponding provision or principle in the local jurisdiction and references to a governmental, local governmental or administrative authority or agency shall be replaced by references to the nearest equivalent governmental, local governmental or administrative authority or agency in that jurisdiction.

1.4      Reference to:

1.4.1 a person includes a legal or natural person, partnership, trust, company, government or local authority department or other body (whether corporate or unincorporate);

1.4.2 an individual includes, where appropriate, his personal representatives;

1.4.3    the singular includes a reference to the plural and vice versa; and

1.4.4    one gender includes all genders.

1.5 Unless otherwise stated, a reference to a clause, sub-clause or schedule is a reference to a clause or a sub-clause of, or a schedule to, this agreement and a reference to this agreement includes its schedules.

1.6 Clause headings in this agreement and in the schedules are for ease of reference only and do not affect its construction.

1.7 In construing this agreement the so-called ejusdem generis rule does not apply and accordingly the interpretation of general words is not restricted by words indicating a particular class or particular examples.

2 Agreement for sale

2.1 The Seller sells with full title guarantee and the Buyer purchases as at the Effective Date and free from encumbrances all the assets and rights owned by or (although subject to reservation of title by vendors) under the control of the Seller and used in the conduct of the Business listed below:

2.1.1 the Properties (in accordance with the terms of the Properties Sale Agreement);
2.1.2    the Plant and Equipment;

2.1.3    the Stock; and

2.1.4    the SIGLE Assets.

3 Consideration
     The Seller agrees that the purchase consideration for the Assets specified in clause 2.1 shall be satisfied by the allotment at Completion of shares in Avantium International BV to GSE Systems Inc. in accordance with the US asset purchase agreement dated on or around today's date between, inter alios, the Guarantors and Avantium International and the agreement by Avantium International to guarantee the obligations of the Buyer to the Seller in accordance with the terms of this agreement.

4 Completion

4.1 Completion shall take place immediately following the signing of this agreement. Subject to clause 4.5, the transactions mentioned in sub-clauses 4.2 to 4.3 shall then take place.

4.2 The Seller shall deliver to the Buyer, at the principal office of the Business such of the Assets as are capable of being transferred by delivery.

4.3 The Seller shall cause to be delivered or (if requested by the Buyer) made available to the Buyer at the offices of the Buyer:

4.3.1 such documents as are required by the Buyer to complete the sale and purchase of the Assets and vest title to the Assets in the Buyer, including the Properties Sale Agreement;

4.3.2 its records of National Insurance and PAYE relating to all the Employees duly completed up to the Effective Date; and

4.3.3 a legal opinion of Richard Luebke, in-house legal counsel to the Guarantors, in the Agreed Form in relation to the Guarantors.

4.4 The Buyer shall not be obliged to complete the purchase of any of the Assets and the Properties unless the purchase of all the Assets is completed in accordance with this agreement and the Properties Sale Agreement.

4.5 The Buyer may waive any requirements contained in clauses 4.2 and/or 4.3, and may waive a requirement either unconditionally or subject to the condition that the Seller gives, on Completion, a written indemnity or undertaking to the Buyer in such form as it requires.

5 Employees

5.1 The parties agree and acknowledge that the Regulations apply to the Employees and that, pursuant to the Regulations, the contracts of employment of the Employees will have effect after Completion as if originally made between the Buyer and the Employees.

5.2 The Seller shall indemnify the Buyer and keep the Buyer indemnified from and against each and every action, proceeding, cost, claim, loss and demand brought against or incurred by the Buyer which relates to or arises out of any act or omission by the Seller prior to Completion or relate to any event or occurrence prior to Completion in connection with the contracts of employment of the Employees or of any other obligation or duty or liability (whether statutory or otherwise) owed by the Seller to or in relation to any of the Employees in relation to their employment (or the termination of such employment) being entered into, arising or occurring prior to Completion.

5.3 The Seller warrants that no employees will transfer to the Buyer by virtue of the Regulations other than the Employees and the Seller shall indemnify the Buyer and keep it indemnified against each and every loss, liability, cost, charge, expense, action, proceeding, claim and demand incurred or suffered by the Buyer (including without limitation all reasonable legal expenses and/or professional fees) arising out of or in connection with:

5.3.1 the employment or termination of employment of any person who is not an Employee who claims to be or have been employed by the Seller immediately prior to or at any time before Completion and who becomes or claims to become an employee of the Buyer by operation of the Regulations in relation to this agreement; or

5.3.2 the termination of employment by the Buyer on or after Completion of a person other than an Employee who claims to have become an employee of the Buyer by reason of the operation of the Regulations in relation to this agreement.

5.4 The Seller shall comply with Regulation 10 of the Regulations and the Buyer warrants that it has complied with its obligations under Regulation 10(3) and otherwise to provide information to the Seller concerning its obligations to inform and consult with representatives of employees affected by the sale and purchase of the Assets under this agreement. The Buyer shall indemnify the Seller and keep it indemnified against each and every loss, liability, cost, charge, expense, action, proceeding, claim and demand arising out of or resulting from the failure of the Buyer to comply with its obligations under Regulation 10(3). The Seller shall indemnify the Buyer and keep it indemnified against each and every loss, liability, cost, charge, expense, action, proceeding, claim and demand arising out of or resulting from the failure of the Seller to comply with its obligations under Regulation 10 of the Regulations.

5.5 Salaries and other emoluments, including tax and national insurance payments and contributions to retirement benefit schemes, relating to the Employees shall be borne by the Seller up to Completion and all necessary apportionments shall be made.

5.6 The Buyer shall indemnify the Seller and keep it indemnified against each and every action, proceeding, cost, claim, loss and demand brought against or incurred by the Seller (including, without limitation, all reasonable legal expenses and/or professional fees) which relate to or arise out of any act or omission by the Buyer or relate to any event or occurrence after the date of Completion of any obligation under or in connection with the contracts of employment of the Employees or of any other obligation or duty or liability (whether statutory or otherwise) owed by the Buyer to or in relation to any of the Employees in relation to their employment or the termination being entered into, arising or occurring after the date of Completion.

5.7 The Seller shall indemnify the Buyer against each and every loss, liability, cost, charge, expense, action, proceeding, claim and demand incurred or suffered by the Buyer (including without limitation all reasonable legal expenses and/or professional fees) arising out of or in connection with:

5.7.1 all bonus payments, pension contributions and/or further compensation payable to either Victoria Bramfitt and/or Dr Allen Wright under clauses 6.3.1, 6.3.2, 6.4 and Schedule 1 of their respective service agreements dated 20 April 1999; and

5.7.2 any liability resulting from any breach, termination or other variation by the Seller or any of the Guarantors of:

5.7.2.1 their agreement with Victoria Bramfitt and Dr Allen Wright dated on or around February 23, 2001 to make payments to them pursuant to the provisions of the service agreements referred to in clause 5.7.1 above (the "Executives' Variation Agreement"); or

5.7.2.2 their agreement with Victoria Bramfitt and Dr Allen Wright dated on or around February 23, 2001 to make payments to them pursuant to the provisions of an asset sale and purchase agreement dated 20 April 1999 between, inter alios, the Seller, the Guarantors, BatchCAD Limited, Victoria Bramfitt and Dr Allen Wright (the "BatchCAD Variation Agreement").

5.8 The Seller and the Guarantors undertake to notify the Buyer forthwith by facsimile notice in accordance with clause 18 (and in any event not later than two Business Days) following:

5.8.1 a breach by the Seller and/or either of the Guarantors of their obligation to make the payment of 113,500 pounds in accordance with the terms of the BatchCAD Variation Agreement; or

5.8.2 receipt of written notice from any of BatchCAD, BatchCAD Consulting Limited, Victoria Bramfitt or Dr Allen Wright of the breach referred to in clause 5.8.1.

5.9 In the event that the Seller and the Guarantors (or any of them) are, or (in the reasonable opinion of the Buyer) are likely to be, in breach of their obligations to any of BatchCAD, BatchCAD Consulting Limited, Victoria Bramfitt or Dr Allen Wright pursuant to the Executives' Variation Agreement and/or the BatchCAD Variation Agreement:

5.9.1 the Buyer (or another member of its group) may (at its option and without any obligation) discharge part or all of such obligations on behalf of the Seller and the Guarantors; and

5.9.2 the Seller and the Guarantors shall on demand indemnify the Buyer (or the relevant member of its group) against each and every loss, liability, cost, charge, expense, action, proceeding, claim and demand incurred or suffered by the Buyer (or the relevant member of its group) (including without limitation all reasonable legal expenses and/or professional fees) arising out of or in connection with the discharge of such obligations.

6 Liabilities

6.1 In this clause 6, Retained Liabilities are all liabilities of the Seller other than the liabilities expressly assumed by the Buyer in this agreement and the Properties Sale Agreement. In particular, the Retained Liabilities include the Seller's liabilities and obligations in respect of:

6.1.1 the Indebtedness;

6.1.2 the Contracts;

6.1.3 sums outstanding at the Effective Date in respect of items included in the Stock; and

6.1.4 this agreement.

6.2 The Seller shall indemnify the Buyer in respect of Losses arising from the Retained Liabilities and/or any failure on the part of the Seller to discharge the Retained Liabilities or any of them.

6.3 On becoming aware of a claim or proceedings in respect of its retained assets (if any) which could affect the Business, the Seller shall promptly give notice of it to the Buyer and shall not take steps which might damage the commercial interests of the Buyer without the prior written consent of the Buyer.

7 Value added tax

7.1 The Buyer hereby warrants and undertakes to the Seller that the Buyer: (a) is registered or shall as a result of this transaction become registrable for VAT, and (b) shall continue to use the Assets after Completion to carry on a business of the same kind as the Seller (namely the Business) for a period of not less than three months after the actual date of Completion. Upon request, the Buyer shall forthwith produce to Seller evidence satisfactory to the Seller that the Buyer is registered for VAT purposes under the VATA.

7.2 The Seller and Buyer believe that on the assumption that the relevant statutory provisions are complied with, the sale of the Assets will be treated as a transfer of a going concern and as such the sale is to be treated as neither a supply of goods nor a supply of services for the purposes of the VATA and accordingly no VAT will be payable on the consideration.

7.3 If at any time after Completion, a determination is made that the sale of the Assets did not constitute a transfer of a going concern, and such determination is based upon the Buyer's fault or negligence, then the Buyer shall indemnify and hold harmless the Seller from all VAT payable in respect of the consideration for the sale of the Assets together with all interest and penalties. Where such determination is based upon Seller's fault or negligence, then Buyer will be held harmless in respect of any interest and penalties.

7.4 If VAT is due on any part of the sale, Seller will not seek payment of the VAT from the Buyer until the earlier of: (a) the date on which the Seller has to account for the VAT to HM Customs & Excise; and (b) the date on which the Buyer secures repayment of the VAT from HM Customs & Excise.

7.5 Neither the Seller (nor any relevant associate of the Seller as defined in paragraph 3(7) Schedule 10 VATA) has elected to waive exemption from VAT in respect of the Properties and neither the Seller nor any relevant associate of the Seller will do so on or before Completion.

7.6 On Completion, the Seller shall deliver to the Buyer all the records of the Business for VAT purposes which are required by s 49(1)(b) VATA to be preserved by the Buyer.

7.7 The Buyer shall preserve each of the records delivered to it by the Seller in accordance with clause 7.6 until the expiration of six years from its date or (if that date is uncertain) six years from Completion and shall, on reasonable notice, make it available to the Seller or its agents during normal business hours.

8 Warranties by the Seller

8.1 The Seller warrants to the Buyer that the statements in schedule 3 are true and accurate.

8.2 The Seller warrants, in relation to any Warranty which refers to its knowledge, information or belief, that it has made full enquiry into the subject matter of the Warranty.

8.3 Each of the Warranties is without prejudice to the other Warranties and, except where expressly stated otherwise, no clause governs or limits the extent or application of the other clauses.

8.4 If any of the Assets are transferred by the Buyer, the benefit of the Warranties may be assigned wholly or partly to the transferee who shall accordingly be entitled to enforce them against the Seller as if it were named in this agreement as the Buyer.

9 Restrictive agreement

9.1 To assure to the Buyer the full benefit of the Business, the Guarantors and the Seller undertake by way of further consideration for the obligations of the Buyer under this agreement, as separate and independent agreements, that it shall not without the Buyer's prior written consent:

9.1.1 disclose to another person or itself use for any purpose, and shall use all reasonable endeavours to prevent the publication or disclosure of, information concerning the Business or Assets or the transactions or affairs of the clients or customers of the Business, of which it has knowledge;

9.1.2 for five years after Completion, in relation to a business which is substantially the same as or in direct competition with the Business, either on its own account or for another person, directly or indirectly solicit, interfere with or endeavour to entice away from the Buyer a person who, to its knowledge, is, or has, during the two years preceding Completion, been a client, customer or supplier of, or in the habit of dealing with, the Seller in relation to the Business;

9.1.3 for five years after Completion, in relation to a business which is substantially the same as or in direct competition with the Business either on its own account or for another person, directly or indirectly supply goods or services to a person who, to its knowledge, is, or has during the two years preceding Completion been, a client, customer, or supplier to or in the habit of dealing with the Seller in relation to the Business;

9.1.4 for five years after Completion, in relation to a business which is substantially the same as or in direct competition with the Business either on its own account or for another person, directly or indirectly, offer employment to or employ or offer or conclude any contract for services with any Senior Employee;

9.1.5 for five years after Completion, carry on or be engaged or concerned in, within any of the countries listed in schedule 4 in a business which is substantially the same as or in direct competition with the Business, or a material part of it, as now carried on (although, for the avoidance of doubt the restrictions in this sub-clause 9.1.5 shall not prevent the Seller and the Guarantors from being engaged or concerned with simulation and control businesses for the manufacturing market);

9.1.6 at any time after Completion, make adverse comments in relation to the Buyer or the Business or its employees.

9.2 The Guarantors and the Seller further undertake to procure that none of their respective Subsidiary Undertakings, officers or employees does any of the matters set out in clause 9.1.

9.3 The Guarantors and the Seller agree that the covenants and undertakings contained in clause 9.1 and 9.2 are reasonable and are entered into for the purpose of protecting the goodwill of the Business. Accordingly the benefit of the covenants and undertakings may be assigned by the Buyer and its successors in title without the consent of the Guarantors or the Seller. 9.4 Each covenant and undertaking contained in clause 9.1 and 9.2 shall be construed as a separate covenant and undertaking. If one or more of them is held to be against the public interest or unlawful or an unreasonable restraint of trade, the remaining covenants and undertakings shall continue to bind the Guarantors and the Seller.

10 Information

10.1 The Seller shall preserve all information, records and other documents relating to its retained assets (if any) for a period of not less than three years and, upon reasonable notice by the Buyer, make them available for inspection by the Buyer at reasonable times during normal business hours.

10.2 If this agreement ceases to have effect, the Buyer shall release and return to the Seller all information and documents concerning the Business and the Assets provided to it or its advisers in connection with this agreement and shall not use or make available to another person any of the information which is not in the public domain.

11 Guarantee by the Guarantors

11.1 In consideration of the entry of the Buyer into this agreement, each of the Guarantors irrevocably and unconditionally, as primary obligors undertake and guarantee to the Buyer on demand the performance by the Seller of all its obligations under this agreement or the other documents to be executed in connection with it, including, without limitation, the due and punctual payment of all sums now or subsequently payable by the Seller to the Buyer under this agreement or the other documents to be executed in connection with it.

11.2 The Guarantors shall indemnify the Buyer on demand against losses and expenses which the Buyer suffers by reason of a default by the Seller in the performance of its obligations under this agreement or the other documents to be executed in connection with it and compensate the Buyer for all resulting loss and damage.

11.3 If the Seller defaults in the performance of its obligations under this agreement, the Guarantors shall on demand perform (or procure the performance of) that obligation, so that the same benefits shall be conferred on the Buyer as it would have received if the Seller had duly performed that obligation.

11.4 The obligations and liabilities of the Guarantors in this clause are continuing obligations and liabilities which shall remain in force until the obligations of the Seller under this agreement and the other documents to be executed in connection with it have been performed.

11.5 The obligations of the Guarantors under this clause shall not be affected by anything which, but for this clause, might operate to release or otherwise exonerate it from or affect its obligations. In particular (but without limitation) none of the following shall affect the obligations of the
Guarantors:

11.5.1 time, indulgence, waiver or consent given at any time to the Seller or another person;

11.5.2 a compromise or release of or abstention from perfecting or enforcing any rights or remedies against the Seller or another person;

11.5.3 a legal disability, incapacity or other circumstances relating to the Seller or another person;

11.5.4 the dissolution, amalgamation, reconstruction or insolvency of any of the Guarantors or the Seller; and

11.5.5 a variation of this agreement or any of the ancillary agreements or agreements pursuant to which this agreement is entered into.

11.6 The obligations and liabilities contained in this clause may be enforced without the Buyer first taking any action against the Seller.

11.7 the Buyer may make one or more demands under this clause.

11.8 Nothing in this agreement shall operate to impose a liability or obligation on the Guarantors which is greater or more onerous than the liability imposed on or obligation assumed by the Seller in this agreement.

12 Guarantee by Avantium International

12.1 In consideration of the entry of the Seller into this agreement, Avantium International irrevocably and unconditionally, as primary obligor undertakes and guarantees to the Seller on demand the performance by the Buyer of all its obligations under this agreement or the other documents to be executed in connection with it, including, without limitation, the due and punctual payment of all sums now or subsequently payable by the Buyer to the Seller under this agreement or the other documents to be executed in connection with it.

12.2 Avantium International shall indemnify the Seller on demand against losses and expenses which the Seller suffers by reason of a default by the Buyer in the performance of its obligations under this agreement or the other documents to be executed in connection with it and compensate the Seller for all resulting loss and damage.

12.3 If the Buyer defaults in the performance of its obligations under this agreement, Avantium International shall on demand perform (or procure the performance of) that obligation, so that the same benefits shall be conferred on the Seller as it would have received if the Buyer had duly performed that obligation.

12.4 The obligations and liabilities of Avantium International in this clause are continuing obligations and liabilities which shall remain in force until the obligations of the Buyer under this agreement and the other documents to be executed in connection with it have been performed.

12.5 The obligations of Avantium International under this clause shall not be affected by anything which, but for this clause, might operate to release or otherwise exonerate it from or affect its obligations. In particular (but without limitation) none of the following shall affect the obligations of Avantium International:

12.5.1 time, indulgence, waiver or consent given at any time to the Buyer or another person;

12.5.2 a compromise or release of or abstention from perfecting or enforcing any rights or remedies against the Buyer or another person; 12.5.3 a legal disability, incapacity or other circumstances relating to the Buyer or another person;

12.5.4 the dissolution, amalgamation, reconstruction or insolvency of any of Avantium International or the Buyer; and

12.5.5 a variation of this agreement or any of the ancillary agreements or agreements pursuant to which this agreement is entered into.

12.6 The obligations and liabilities contained in this clause may be enforced without the Seller first taking any action against the Buyer.

12.7 the Seller may make one or more demands under this clause.

12.8 Nothing in this agreement shall operate to impose a liability or obligation on Avantium International which is greater or more onerous than the liability imposed on or obligation assumed by the Buyer in this agreement.

13 Announcements

Except as required by law no announcement or comment shall be made in relation to this agreement except for the announcement in the Agreed Form or otherwise as specifically agreed between the Seller and the Buyer.

14 Waiver


14.1 The rights of the parties in respect of a breach of this agreement shall not be affected by Completion, by investigations made by them or on their behalf into the Business or the Assets, by its rescinding, or failing to rescind, this agreement, or failing to exercise, or delaying in exercising, a right or remedy, or by anything else, except a specific authorised written waiver or release. A single or partial exercise of a right or remedy provided by this agreement or by law does not prevent its further exercise or the exercise of another right or remedy.

14.2 Waiver by any party of a breach of a term of this agreement, or of a default under it, does not constitute a waiver of another breach or default nor affect the other terms of this agreement.

14.3 The rights and remedies provided in this agreement are cumulative and not exclusive of any other rights or remedies.

15 Costs and taxation

15.1 Expenses incurred by or on behalf of the parties, including the fees of agents and advisers employed in connection with the negotiation, preparation or execution of this agreement, shall be borne by the party which incurred the liability.

15.2 If a non-defaulting party incurs any taxation on a sum paid pursuant to this agreement, the relevant defaulting party shall pay the non-defaulting party a sum which will leave the non-defaulting party in the same after-tax position as it would have been in had no tax been imposed.

16 Further assurance

16.1 Following Completion, the Seller shall (and shall procure that its Subsidiary Undertakings shall) from time to time at its own expense and at the reasonable request of the Buyer:

16.1.1 execute any document and do any thing; and

16.1.2 use reasonable endeavours to procure that a third party executes any document and does any thing; reasonably necessary to vest full legal and beneficial title to the Assets to the Buyer.

16.2 If the Seller fails to respond within 30 days of receipt of written notice, the Seller appoints the Buyer as its attorney, with full power of delegation, in its name and on its behalf to execute, seal and deliver any deed or document and to do any thing that is required by clause 16.1. This appointment is by way of security for the Seller's obligations under clause 16.1 and is irrevocable.

17 Joint and several liability

17.1 The obligations entered into in this agreement by the Guarantors are entered into jointly and severally.

17.2 The Buyer may release or compromise, in whole or in part, the liability of any of the Seller or the Guarantors or grant time or other indulgence without affecting its rights against any of the other parties or any other person.

18 Communications

18.1 Communications between the parties with respect to this agreement shall be in writing and shall:

18.1.1 be delivered by hand, or sent by first class prepaid post (or airmail if sent outside Great Britain) to the address of the addressee as set out in this agreement or to such other address as the addressee notifies for the purpose of this clause; or

18.1.2 be sent by facsimile to the facsimile numbers stated below or as notified for the purpose of this clause.

18.2 In the absence of evidence of earlier receipt, communications shall be deemed to have been received as follows:

18.2.1 (if sent by post within Great Britain) two Business Days after posting;

18.2.2 (if sent by post outside Great Britain) ten Business Days after posting;

18.2.3 (if delivered by hand) on the day of delivery, if delivered at least two hours before the close of business hours on a Business Day, and otherwise on the next Business Day; or

18.2.4 (if sent by facsimile) at the time of transmission, if received at least two hours before the close of business hours on a Business Day, and otherwise on the next Business Day.

18.3 For the purposes of this clause 18, "business hours" means between the hours of 10.00 and 18.00 inclusive, London time.

18.4 In proving service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the notice was properly addressed and stamped and placed in the post or that the facsimile transmission was transmitted to the specified number and a confirmatory transmission report received.

18.5 Communications addressed to the Seller shall be marked for the attention of Richard Luebke. Communications addressed to the Buyer shall be marked for the attention of Marjolein van der Linden.

18.6 The facsimile numbers referred to in clause 18.1 are:
       for the Seller and each of the Guarantors:     001 410 772 3599
       for the Buyer:                                 +31 (0) 20 586 8085

18.7 Nothing in clauses 18.4 and 18.5 affects the right to serve process in any other manner permitted by law.

19 Invalidity

19.1 Subject to clauses 19.2 and 19.3, if a term in or provision of this agreement is held to be illegal or unenforceable, in whole or in part, under an enactment or rule of law, it shall to that extent be deemed not to form part of this agreement, and the enforceability of the remainder of this agreement shall not be affected.

19.2 If a provision of this agreement is, or but for this clause would be, held to be illegal or unenforceable, in whole or part, but would be legal and enforceable if the period or geographical application were reduced or if part of the provision were deleted, the provision shall apply with the minimum modification necessary to make it legal and enforceable.

19.3 If a provision of this agreement is held to be illegal or unenforceable, in whole or in part, and clause 19.2 cannot be used to make it legal and enforceable, the Buyer may require the Seller to enter into a new deed under which the Seller undertakes in the terms of the original provision, but subject to such amendments as the Buyer specifies in order to make the provision legal and enforceable. The Seller will not be obliged to enter into a new deed that would increase its liability beyond that contained in this agreement, had all its provisions been legal and enforceable.

19.4 If the Seller fails to respond within 30 days of receipt of written notice, the Seller appoints the Buyer as its attorney, with full power of delegation, in its name and on its behalf to execute, seal and deliver any deed or document and to do any thing that is required by clause 19.3. This appointment is by way of security for the Seller's obligations under clause 19.3 and is irrevocable.

20 Proper law

     This agreement shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts.

Executed and delivered as a deed on the date of this document.

                                   SCHEDULE 1
                                    Employees



Victoria Bramfitt

Dr Allen Richard Wright

Dr Adrian Conlin

Hugo Hiden

Gaynor Shotton

Rui Shao

Ben McKay

                                   SCHEDULE 2
                               Plant and Equipment


Asset Registration        Description                   Supplier        Date
   Nos                                                                Purchased

 A0001         Dell  Dimension   XPSR450  with  17"      Dell        23-Dec-98
               D1028LR Monitor



 A0002         Dell  Dimension   XPSR450  with  17"      Dell        23-Dec-98
                 D1028LR  Monitor



 A0003         Dell  Dimension   XPSR450  with  17"      Dell        26-Oct-98
               D1028LRMonitor



 A0004         Dell Dimensionsr XPS450                   Dell        26-Oct-98



 A0005         Dell computer XPSR450                     Dell



 A0006         Computer Simply P233 server               Simply      29-Jun-98
                                                       Computers


 A0007         Monitor 17" CTX server


 A0008         Computer Hill 486 CD writer


 A0009         Monitor 15" Adi ProVista / CD writer      Action        1-Apr-00



 A0010         HP laser printer 1100                      Action      17-Mar-00



 A0011         Dell laptop



 A0012         Laptop - Inspiron                                      25-May-99



 A0013         Satellite 4080XCDT laptop                  Toshiba     28-May-99



 A0014         Port replicator                            Toshiba



 A0015         Monitor 17"                                Simply Computers



 A0016         Logitech keyboard                          Action      23-Mar-00



 A0017         Samsung SyncMaster 520TFT flat-screen Video



 A0018         Toshiba laptop                             PC World    1-Apr-99



 A0019         Toshiba port replicator                    Action      10-Apr-00



 A0020         Monitor Adi ProVista                       Action      1-Apr-00


 A0021         Logitech keyboard                          Action      18-Feb-00



 A0022         Comms print server                         Hill



  A0023         Monitor 15" AOG Model 5L1R print server



  A0024         Xerox printer docuprint N17



  A0025         HP4 laser printer                          2A          2-Feb-99



  A0026         Epson colour printer 850                   2B



  A0027         Canon Fax B-150



  A0028         Canon Fax B-150                          Action        7-Mar-00



  A0029         Dev laptop 450 P3                         Dell        17-Feb-00



  A0030         Compaq Armada E500 laptop                 Action      11-Apr-00


  A0031         Convenience base                          Action      11-Apr-00



  A0032         Compaq Presario notebook laptop         PC World (MH)  1-Oct-00


  A0033         Simply computer                      Simply Computers



  A0034         Monitor 8X                           Simply Computers



  A0035         Logitech Keyboard                         Action      23-Mar-00



   A0036         Computer - clone



   A0037         Hitachi monitor 17"



   A0038         Dev laptop 450 P3                        Dell        17-Jan-00



   A0039         Computer NBSK6-2 450                     NBS          4-Apr-00
                   Windows98 test bed


   A0040         Monitor 17" Windows 98 test bed          NBS          4-Apr-00



   A0041         Epson Stylus Pro Printer



   A0042         Compaq Armada M700              MicroWarehouse       15-Sep-00
                    PIII/700 laptop

                      Desks x 12                        IKEA          3-Aug-99



                      Chairs x 11                       IKEA           3-Aug-99



                      Cupboards x 2                     IKEA           3-Aug-99



                      Carpet                        Dickinsons         3-Aug-99



                 Telephone system for 2a            Select Telecom     3-Aug-99



                 External modems, switch boxes      Select Telecom     3-Aug-99



                      Fridge                             SM            3-Aug-99



                      Microwave                        Argos           3-Aug-99



                      Desks x 13                        IKEA           3-Aug-99



                      Chairs x 8                        IKEA           3-Aug-99



                      Filing cabinets x 6                              3-Aug-99



                      Cupboards x 3                    IKEA            3-Aug-99



                      Desk lights and fans                             3-Aug-99



                      Carpets and blinds                               3-Aug-99



                      Books                                            3-Aug-99



                      Book cases                                       3-Aug-99



                      Partitioning of 2b         West End Joinery     18-Feb-00



                      Electrical work 2b        Robson Walker         18-Feb-00



                      2 Ace Chairs for 2b         Action              18-Feb-00



                      Alcatel telephones        Select Telecom        18-Feb-00



                      Carpet and vinyl for 2b    Carpet Warehouse     21-Feb-00



                      Fire extinguishers for 2b      Chubb Fire       21-Feb-00



                      Filing cabinets for 2b        Neat Ideas        21-Feb-00



                      Redcare alarm system          Secom plc         21-Feb-00



                      Work stations for 2b            IKEA             3-Mar-03



                      GSE signs                    Setting Studio      3-Mar-00



                      2 Microwaves                  Robbs              3-Mar-00



                      2 venetian blinds for 2b      IKEA               3-Mar-00



                      BT new line for               BT                 8-Mar-00
                            Redcare alert 2b


                      BT new line for fax 2b        BT                 8-Mar-00



                      4 window blinds for 2b     Baileys Blinds        8-Mar-00



                      New door, lock            West End Joinery       9-Mar-00
                          & 2 mech locks


                      Willings Press            Willings Press         7-Apr-00
                          Guide 2000 x 2


                      Fire proof                Viking Direct         10-Apr-00
                          filing cabinet


                      2b meeting room furniture      IKEA             13-Apr-00



                      Laser printer                 Action             3-May-00
                         cartridges x 3

                                   SCHEDULE 3
                                   Warranties

1 Employment

1.1 Employees

     1.1.1 Save for Sarah Martin, the Employees comprise all the persons employed by the Seller in relation to the Business.

     1.1.2 No Employee has given or (save for Sarah Martin) received notice terminating his employment and no Employee will be entitled to give notice as a result of this agreement.

1.2 Terms of employment

     1.2.1 Complete and accurate particulars of the terms and conditions of employment of all the Employees, including profit sharing or commission or discretionary bonus arrangements have been supplied in writing to the Buyer or its solicitors.

     1.2.2 Save for the executive service agreements between, inter alios, GSE Systems UK Limited and each of Dr Allen Wright and Victoria Bramfitt, true and accurate copies of which have been provided to the Buyer or its solicitors, there are no schemes in operation by or in relation to the Seller under which an Employee is entitled to a commission or other remuneration calculated by reference to the turnover or profits of the Business or part of it.

     1.2.3 There are no negotiations for an increase in the remuneration or benefits of any Employee.

     1.2.4 The Employees have received their full entitlement to all and any remuneration, including profit sharing, commission, discretionary bonus or other contractual arrangements which have accrued up to Completion.

1.3 Industrial disputes and agreements

     1.3.1 None of the Employees is involved in an industrial dispute and, to the best of the Seller's knowledge, information and belief, there is nothing which may result in an industrial dispute involving Employees, and none of the provisions of this agreement, including the identity of the Buyer, may lead to an industrial dispute.

1.4 Pensions

     1.4.1 Apart from payments made to the GSE Systems UK Limited Group Personal Pension Plan which is a grouped personal pension scheme with Royal & Sun Alliance (the "Pension Plan") and the Life Assurance Scheme and the Long Term Disability Scheme (together the "Disclosed Schemes"), the Seller is not under any legal obligation or a party to an ex-gratia arrangement, to pay pensions, gratuities, superannuation allowances, life assurance benefits, medical or disability benefits or the like, or otherwise to provide "relevant benefits" within the meaning of s612(1) ICTA, to or for any of the Employees or any spouse, widow, widower, child, dependant of any of them; and there are no retirement benefit, or pension or death benefit, or medical or disability benefit, or similar schemes or arrangements in relation to, or binding on the Seller or to which the Seller contributes or to which the Seller has previously contributed. No proposal has been announced or promise made to establish any schemes, arrangement or practice for the provision of such benefits.

     1.4.2 All contributions and expenses due to the Disclosed Schemes from the Seller or any Employee or former employee of the Seller were paid when they fell due and are not paid in arrears.

     1.4.3 There are not and never have been in respect of the Disclosed Schemes (including access to the Disclosed Schemes) any civil, criminal or arbitration proceedings nor are there any other claims or disputes in progress pending or threatened against the Seller or any other person and after making due and careful enquiries the Seller is not aware of any circumstance which might give rise to any such claims.

     1.4.4 No promise or guarantee (oral or written) has been made or given to any Employee by the Seller that any particular level or amount of benefits will be provided for or in respect of him under the Pension Plan on his retirement, death or leaving service.

     1.4.5 Complete and accurate details of the rate and amount of contributions made by the Seller to the Disclosed Schemes in respect of each Employee entitled to such a contribution have been disclosed in writing to the Buyer or its solicitors.

     1.4.6 The Seller has not provided any financial or investment advice to any person in relation to the Disclosed Schemes in breach of the Financial Services Act 1986.

     1.4.7 The Seller has not discriminated in breach of Article 141 of the EC Treaty, any directive of the European Commission or a ruling or judgment of any court relating to Article 141 of the EC Treaty, with regard to eligibility for membership of the Disclosed Schemes and the payment of a Seller contribution to the Pension Plan in respect of any Employee.

2 Assets

     2.1 Ownership of Assets

     2.1.1 The Seller owns all the Assets absolutely.

     2.1.2 The Seller has not disposed of or agreed to dispose of, or created, or granted, or agreed to create or grant a security interest or other encumbrance in respect of, any of the Assets.

     2.1.3 The Assets are not subject to, and there is no agreement or commitment to give or create, an option, lien or encumbrance (including an Inland Revenue charge as defined in s237 Inheritance Tax Act 1984).

     2.1.4 There has been no exercise, purported exercise, or claim for a charge, lien, encumbrance or equity, over the Assets, and there is no dispute directly or indirectly relating to the Assets.

3 SIGLE Assets

     3.1 The Seller is the sole legal and beneficial owner of the SIGLE Assets and there are no encumbrances restricting the use of those assets or affecting those assets or any rights attaching to them.

     3.2 The use or other exploitation of the SIGLE Assets does not and will not require any licence or consent from, or the making of any royalty or similar payment to, a third party and no such use or exploitation would infringe the rights of a third party.

     3.3 No licences have been granted by the Seller (whether express or implied, formal or informal) in relation to the SIGLE Assets.

     3.4 There have not been any actions, claims or allegations by any third party alleging that the Seller's use or other exploitation of the SIGLE Assets infringes any third party Intellectual Property Rights and there are not and there have not been any facts, matters or circumstances which could give or might have given rise to any such action, claim or allegation.

     3.5 Save as set out in this agreement, the SIGLE Assets are provided "as is" without any warranties, whether express or implied, including but not limited to the implied warranties of merchantability and fitness for a particular purpose.

4 Properties

     4.1 Title

     4.1.1 The Seller is the legal and beneficial owner of the Properties.

     4.1.2 The Seller occupies the Properties for the purposes of the Business

     4.1.3 The Seller has a good title to the Properties.

     4.1.4 The Seller has in its possession or under its control all deeds and documents necessary to prove title to the Properties and has provided full copies of such deeds and documents to the Buyer.

     4.1.5 The Seller does not use or occupy any other property in connection with the Business.

4.2 Encumbrances

     4.2.1 To the best of Seller's knowledge, information and belief, the Properties are free from any mortgage, debenture, charge, rent-charge, lien or other encumbrance.

     4.2.2 To the best of Seller's knowledge, information and belief, the Properties are not subject to outgoings other than rent, service charges, business rates, water rates and insurance premiums.

4.3 Planning matters

     4.3.1 The use of the Properties is the permitted use for the purposes of the Planning Acts ("the consolidating Acts" as defined in the Planning (Consequential Provisions) Act 1990 and any other legislation relating to town and country planning from time to time in force).

     4.3.2 None of the Properties is listed as being of special historic or architectural importance or located in a conservation area.

     4.3.3 To the best of Seller's knowledge, information and belief, all claims and liabilities under the Planning Acts or other legislation have been discharged, and no claim or liability, contingent or otherwise, is outstanding.

4.4 Statutory obligations

     4.4.1 The Seller has received no notice of any breach of any applicable statutory and bylaw requirements with respect to the Properties, and in particular with the requirements as to fire precautions and under the Public Health Acts, the Housing Acts, the Highway Acts, Offices, Shops and Railway Premises Act 1963 and the Factory Acts.

     4.4.2 To the best of Seller's knowledge, information and belief, there is no unperformed obligation with respect to the Properties, performance of which is necessary to comply with the requirements (whether formal or informal) of a competent authority exercising statutory or delegated powers.

4.5 Adverse orders

     4.5.1 To the best of Seller's knowledge, information and belief, there are no compulsory purchase notices, orders or resolutions affecting the Properties and there is nothing likely to lead to any being made.

     4.5.2 To the best of Seller's knowledge, information and belief, there are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Properties and there is nothing likely to lead to any being made.

4.6 Condition of the Properties

     4.6.1 To the best of Seller's knowledge, information and belief, the buildings and other structures on or comprising the Properties are in good and substantial repair and fit for the purpose for which they are used.

     4.6.2 To the best of Seller's knowledge, information and belief, there are no disputes with neighbouring owners with respect to boundary walls and fences, or with respect to easements or rights over, or means of access to, the Properties.

4.7 Insurance

     4.7.1 Premiums payable in respect of insurance policies with respect to the Properties have been duly paid and there is nothing which would vitiate or permit the insurers to avoid the policies.

     4.7.2 All relevant information with respect to insurance policies relating to the Properties has been disclosed in writing to the Buyer or its solicitors and is complete and accurate.

4.8 Leasehold Properties

     4.8.1 The Seller has paid the rent and has received no notice of any breach of the covenants on the part of the tenant and the conditions contained in the leases of the Properties , and the last demand for rent (or receipt, if issued) was unqualified.

     4.8.2 All licences, consents and approvals required from the landlords and any superior landlords under the leases of the Properties have been obtained, and the Seller has received no notice of any breach of the covenants on the part of the tenant contained in the licences, consents and approvals have been duly performed.

     4.8.3 There are no rent reviews in progress under the leases of the Properties.

     4.8.4 To the best of Seller's knowledge, information and belief, no obligation necessary to comply with a notice given by or other requirement of the landlord under any of the leases of the Properties is outstanding and unperformed.

     4.8.5 There is no obligation to reinstate any of the Properties by removing or dismantling an alteration made by the Seller or a predecessor in title.

     4.8.6 The Seller has not entered into an agreement with the landlord of any of the Properties specifying circumstances in which it would be reasonable for the landlord to withhold its consent to an assignment in accordance with section 19(1A) Landlord and Tenant Act 1927.

                                   SCHEDULE 4
                          List of restricted countries
Albania                                                 Malaysia
Algeria                                                 Malta
Argentina                                               Mexico
Australia                                               Moldova
Austria                                                 Monaco
Bangladesh                                              Morocco
Belarus                                                 New Zealand
Belgium                                                 North Korea
Bosnia and Hertzogovina                                 Norway
Brazil                                                  Pakistan
Brunei                                                  Philippines
Bulgaria                                                Poland
Canada                                                  Portugal
China                                                   Romania
Croatia                                                 Russia
Czech Republic                                          San Marino
Denmark                                                 Singapore
Egypt                                                   Slovakia
Estonia                                                 Slovenia
Finland                                                 South Africa
France                                                  South Korea
Germany                                                 Spain
Greece                                                  Sri Lanka
Hungary                                                 Sweden
Iceland                                                 Switzerland
India                                                   Thailand
Indonesia                                               The Netherlands
Ireland                                                 Tunisia
Italy                                                   Turkey
Japan                                                   Ukraine
Latvia                                                  United Kingdom
Liechtenstein                                           United States
Lithuania                                               Yugoslavia
Luxembourg                                              Zimbabwe

Executed as a deed by                                   )

GSE SYSTEMS UK LIMITED                                  )

acting by:                                              )

                                                        Director

                                                        Director/Secretary






Executed as a deed by                                   )

GSE SYSTEMS INC.                                        )

acting by:                                              )

                                                        Officer

                                                        Officer






Executed as a deed by                                   )

GSE PROCESS SOLUTIONS INC.                              )

acting by:                                              )

                                                        Officer

                                                        Officer






Executed as a deed by                                   )

AVANTIUM TECHNOLOGIES UK LIMITED                        )

acting by:                                              )

                                                        Director

                                                        Director/Secretary

Executed as a deed by                                   )

AVANTIUM INTERNATIONAL BV                               )

acting by:                                              )

                                                        Director

                                                        Director/Secretary

                  Adelaide House London Bridge London EC4R 9HA
             Telephone +44 (0) 20 7760 1000 Fax +44 (0) 20 7760 1111
                                   DATED 2001







                             GSE SYSTEMS UK LIMITED


                 GSE SYSTEMS INC. and GSE PROCESS SOLUTIONS INC.


                        AVANTIUM TECHNOLOGIES UK LIMITED


                                       and


                            AVANTIUM INTERNATIONAL BV




                                    AGREEMENT

                    for the sale and purchase of assets from
                             GSE Systems UK Limited

                                    CONTENTS


1 Definitions and interpretation..............................................1
2 Agreement for sale..........................................................5
3 Consideration...............................................................6
4 Completion..................................................................6
5 Employees...................................................................7
6 Liabilities.................................................................10
7 Value added tax.............................................................11
8 Warranties by the Seller....................................................12
9 Restrictive agreement.......................................................12
10 Information................................................................14
11 Guarantee by the Guarantors................................................14
12 Guarantee by Avantium International........................................16
13 Announcements..............................................................17
14 Waiver.....................................................................17
15 Costs and taxation.........................................................18
16 Further assurance..........................................................18
17 Joint and several liability................................................18
18 Communications.............................................................19
19 Invalidity.................................................................20
20 Proper law.................................................................21
SCHEDULE 1 Employees..........................................................22
SCHEDULE 2 Plant and Equipment................................................23
SCHEDULE 3 Warranties.........................................................27
1 Employment..................................................................27
2 Assets......................................................................29
3 SIGLE Assets................................................................30
4 Properties..................................................................30
SCHEDULE 4 List of restricted countries.......................................34